Exhibit 99.1

Form:	Form 3
Issuer Name and Ticker Symbol:	Hovnanian Enterprises, Inc. (HOV)
Date of Event Requiring Statement:	October 14, 2009
Name of Reporting Person:	Executors of the Estate of Kevork S. Hovnanian, Deceased
SIGNATURES
Date: October 26, 2009
/s/ Sirwart Hovnanian

Sirwart Hovnanian, Executrix of the Estate of
Kevork S. Hovnanian, Deceased
/s/ Ara K. Hovnanian

Ara K. Hovnanian, Executor of the Estate of
Kevork S. Hovnanian, Deceased
/s/ Sossie K. Najarian

Sossie K. Najarian, Executrix of the Estate of
Kevork S. Hovnanian, Deceased
/s/ Esto K. Barry

Esto K. Barry, Executrix of the Estate of
Kevork S. Hovnanian, Deceased
/s/ Lucy K. Kalian

Lucy K. Kalian, Executrix of the Estate of
Kevork S. Hovnanian, Deceased
/s/ Nadia K. Rodriguez

Nadia K. Rodriguez, Executrix of the Estate of
Kevork S. Hovnanian, Deceased